Exhibit 10.17

SUPPLEMENTAL SEPARATION AGREEMENT

This Supplemental Separation Agreement ("Agreement") between APA ENTERPRISES, INC. ("APA") and ANIL K. JAIN ("AKJ") supplements the Amended and Restated Agreement Regarding Employment/Compensation Upon Change In Control dated September 15, 2005 (the "2005 Agreement") between APA and AKJ.

1.           AKJ hereby resigns as an employee and as Chief Executive Officer and Chief Financial Officer effective June 28, 2007, at the request of the Board of Directors of APA.

2.           Termination of AKJ's employment and resignation as Chief Executive Officer and Chief Financial Officer of APA is agreed by AKJ and APA to be "involuntary" on the part of AKJ and not due to a Change in Control or for Cause as those terms are defined in the 2005 Agreement.  Thus, AKJ is entitled to the separation benefits listed in Section 6 of the 2005 Agreement and no benefits under any other section of the 2005 Agreement.

3.           Pursuant to Section 6 of the 2005 Agreement, APA shall make the following payments to AKJ:

Type of Payment	Amount	When Paid

Accrued planned time off (PTO)	$67,561.74	One lump sum payment on or before July 13, 2007

Accrued Bonus	$0	N/A

Continuation of Salary	Continued at rate in effect as of June 30, 2007. Accrued for three month periods
Each three month accrual paid on the Company's second payroll date in the third month of each calendar quarter with the 1st payment on 9/21/07, except that the last payment (which shall be a full three month accrual) shall be paid on 6/12/09.

4.           During the term of payment of separation pay under Section 6 of the 2005 Agreement, AKJ will not be provided any benefits at APA's expense.  However, AKJ may participate in any standard health benefit provided by APA by electing to so participate and by providing for a deduction from his separation pay for the cost of the benefit or reimbursing APA for the full amount of expenses incurred by APA in providing the designated benefits.

/s/ Anil K. Jain	APA ENTERPRISES, INC.
Anil K. Jain, Ph.D

	By:	/s/ Ronald G. Roth
	Its	Chairman of the Board